UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

AUDIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35528	91-2061537
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Fairchild Drive

Mountain View, CA 94043

(Address of principal executive offices) (Zip code)

(650) 254-2800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On March 31, 2014, Audience, Inc. (the “Company”) entered into a Sixth Amendment (the “Amendment”) to its Loan and Security Agreement dated July 31, 2009 (the “Original Agreement”) with Silicon Valley Bank. The principal purpose of the Amendment, which will be effective upon the payment of certain fees by the Company, is to extend the maturity date of the credit facilities under the Original Agreement, as amended, from March 31, 2014 to December 31, 2014. The Amendment also includes a waiver from Silicon Valley Bank of a negative covenant contained in the Original Agreement in connection with the Company’s previously announced stock repurchase program. As of March 31, 2014 and the date of this Report, there were no amounts outstanding under the credit facilities governed by the Original Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, referenced as Exhibit 10.7.6 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.7.6	Sixth Amendment to Loan and Security Agreement by and between Audience, Inc. and Silicon Valley Bank dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDIENCE, INC.

Date: April 4, 2014	By:	/s/ Craig H. Factor
	Name:	Craig H. Factor
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.7.6	Sixth Amendment to Loan and Security Agreement by and between Audience, Inc. and Silicon Valley Bank dated March 31, 2014.